                                                                     Exhibit 4.2


                               FORM OF GLOBAL NOTE


            "THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

CUSIP NO. GLOBAL NOTE: 47102X AA 3

No.

                          6.119% SENIOR NOTES DUE 2014
                                        $

                            JANUS CAPITAL GROUP INC.

            Janus Capital Group Inc., a Delaware corporation (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter defined), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $ , as revised by the Schedule of Increases or Decreases in Global Note attached hereto, on April 15, 2014 (the "Maturity Date") and to pay interest thereon from April 26, 2004, or from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for, semiannually on April 15 and October 15 of each year (each, an "Interest Payment Date"), commencing October 15, 2004, at 6.119% per annum until the principal hereof is paid or duly provided for.

            Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including April 26, 2004 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the "Holder") in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 1 and October 1 (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a "Record Date"). Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the registered Holder on such Regular Record Date and may either (1) be paid to the Person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to herein), notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given to the Holder of this Note not less than ten days prior to such Special Record Date, or (2) be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

            For purposes of this Note, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

            Payment of the principal of this Note on the Maturity Date will be made against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts. So long as this Note remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.

            General. This Note is one of a duly authorized issue of securities of the Company designated as "6.119% Senior Notes due 2014" (collectively, the "Notes"), issued under an indenture (the "Indenture"), dated as of April 26, 2004, between the Company and JPMorgan Chase Bank, a New York banking corporation, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture). Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. To the extent that any provisions of this note conflict with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

            Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

            Modification and Waivers; Obligations of the Company Absolute. The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes, subject to certain exceptions set forth in the Indenture. Such amendments may be effected under the Indenture at any time with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, subject to certain exceptions set forth in the Indenture. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes at such time Outstanding, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in principal amount of the Outstanding Notes to waive, on behalf of all of the Holders of such Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

            Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of the Company on this Note and (2) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

            Authorized Denominations. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000.

            Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Register upon presentation of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

            This Note is a Global Note. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if: (1) the depositary with respect to the Notes (which shall initially be DTC) notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the depositary is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 60 days of such notice; (2) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable; or (3) an Event of Default has occurred and is continuing and the Registrar has received a request from the depositary. In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this paragraph, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee shall authenticate and deliver, to each beneficial owner identified by the depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

            Except as set forth in the Indenture, no service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

            Defined Terms. Unless otherwise defined in this Note, all capitalized terms used in this Note shall have the meanings assigned to them in the Indenture.

            Governing Law. This Note shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws that would apply the laws of any other state.

            Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                                     ******

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date hereof.

Dated:                                        JANUS CAPITAL GROUP INC.



                                              By:
                                                   -----------------------------
                                              Name:
                                              Title:




TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture

JPMORGAN CHASE BANK,
    as Trustee

By:
   ---------------------------------------
            Authorized Officer

                                 ASSIGNMENT FORM

            To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
to transfer this Note on the books of Janus Capital Group Inc. The agent may substitute another to act for him.

Date:
     --------------------------------

                                            Your Signature


                                            ------------------------------------
                                            (Sign exactly as your name appears
                                            on the face of this Note)


                                            Signature guarantee:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

                                                                                 Principal Amount of        Signature of
                           Amount of decrease         Amount of increase in      this Global Note           authorized signatory
                           in Principal Amount        Principal Amount of        following such             of Trustee or Note
Date                       of this Global Note        this Global Note           decrease or increase       Custodian


----------------------     ----------------------     ----------------------     ----------------------     ----------------------




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